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                                                                     Exhibit 8.1




                                November 1, 1996


Continental Equity Investors, Inc.
10670 North Central Expressway
Suite 300
Dallas, Texas  75231


Re:      Continental Equity Investors, Inc.
         Registration Statement on Form S-4
         4,185,240 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

         We have acted as counsel for Continental Equity Investors, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be offered in connection with the proposed merger (the "Merger") of Continental Equity Corporation, a California corporation (the "California Corporation") (the successor in interest to Continental Mortgage and Equity Trust, a California real estate investment trust (the "Trust")) with and into the Company (the "Incorporation Procedure"). In that capacity, we have examined the charter and bylaws of the Company and of the California Corporation, the Second Amended and Restated Declaration of Trust, as amended, and the Restated Trustees' Regulations of the Trust, the Registration Statement, the corporate action taken by the Company and the California Corporation, and the action taken by the Trust in connection with the Incorporation Procedure that provide for the incorporation of the Trust, the Merger, and the issuance of 4,185,240 shares of the Common Stock pursuant thereto, and such other materials and matters as we have deemed necessary to the issuance of this opinion.

         In all such examinations, we have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to us as conformed, photostatic or facsimile copies. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company, the California Corporation and the Trust, public officials and others. In addition, we have assumed that the Agreement and Plan of Merger to be entered into between the California Corporation and the Company in connection with
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Continental Equity Investors, Inc.
November 1, 1996
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the Merger (the "Merger Agreement") will become effective substantially in the form included in the Registration Statement and that the Incorporation Procedure will be consummated as described in the Registration Statement and pursuant to and in accordance with the Merger Agreement.

         Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that (i) for federal income tax purposes the Incorporation Procedure will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of l986, as amended (the "Code") and (ii) the information in the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. Upon consummation of the Incorporation Procedure, the Company will be treated as the same taxpayer as the Trust for federal income tax purposes. Thus, the conversion of the Trust into the Company essentially will be irrelevant for federal income tax purposes and the operations of the Trust and the Company will be combined for purposes of determining whether the Company qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated. The Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or the Company to qualify as a real estate investment trust for federal income tax purposes.

         The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions or any matter related to these opinions to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinions are based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinions are not binding on the Internal Revenue Service or a court. In addition, we must note that our opinions represent merely our best legal judgment on the matters presented and that others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinions if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

         This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity. This opinion is limited
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Continental Equity Investors, Inc.
November 1, 1996
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to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Proposed Incorporation Procedure ---- Material Federal Income Tax Consequences" in the Registration Statement and Proxy Statement/Prospectus that is a part thereof. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of l933, as amended. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.



                                        Very truly yours,

                                        /s/ ANDREWS & KURTH L.L.P.